Exhibit 10(a)
CONFIDENTIAL TREATMENT REQUESTED WITH RESPECT TO CERTAIN PORTIONS HEREOF DENOTED WITH “[***]”
COMMERCIAL FRAMEWORK AGREEMENT
Date: 30 November 2003
Parties:
1.	Inmarsat Ventures plc, a public limited company incorporated under the laws of England and Wales with registered number 3674573 whose registered office is at 99 City Road, London, EC1Y 1AX, United Kingdom (“Ventures”).

2.	Inmarsat Limited a limited liability company incorporated under the laws of England whose registered office is at 99 City Road, London, EC1Y 1AX, United Kingdom (“Inmarsat”).

3.	Stratos Wireless, Inc., a company incorporated under the laws of Canada with principal offices at 34 Harvey Road, Paramount Building, 4th Fl, St. John’s, Newfoundland, Canada A1C 2G1.
Recitals:
A.	Inmarsat operates its Space Segment to provide Existing Services and Evolved Services through Land Earth Station Operators (“LESOs”), Lease Services, Regional BGAN Services, BGAN Services and New Services to be distributed, marketed and sold to Service Providers and/or End Users by Distribution Partners.

B.	Inmarsat and the Distribution Partners recognise that there may be Radiodetermination Service business opportunities relating to the Space Segment that are not covered by this or other agreements. In respect of any such opportunities, Inmarsat and the Distribution Partners will consult with each other and other relevant third parties to address such business opportunities.

C.	The Distribution Partner wishes to distribute, market, incorporate value-added services and sell one or more Inmarsat Services and, subject to the Distribution Partner meeting the relevant criteria, Inmarsat wishes the Distribution Partner to become a distributor, pursuant to the terms and conditions of this Agreement and the relevant Distribution Agreement for the Inmarsat Service to be distributed.

D.	The parties believe that an effective distribution chain is fundamental to the overall success in the market. To this end, it is intended that the distribution structure should (1) be appropriate for the distribution of all Inmarsat Services, and (2) efficiently address the needs of the End User.

IT IS AGREED AS FOLLOWS:
1.1 In this Agreement, unless otherwise explicitly provided:
Affiliate means an “affiliate” of, or a Person “affiliated” with, a specified Person, is a Person that directly, or indirectly through one (1) or more intermediaries, controls, or is controlled by, or is under common control with, the specified Person. For purposes of the foregoing, “control” (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract.
BGAN Services means services as defined in the Broadband Global Area Network (BGAN) System Definition Manual, as may be amended from time to time, that are provided on a demand-assigned basis and any service provided on a demand assigned basis that is a derivative thereof that is materially similar to the specification of BGAN Services as of the commercial launch date.
Business Day means a day (excluding Saturdays and Sundays) on which banks generally are open in England and the country of the registered office/principal place of business of the Distribution Partner for the transaction of normal banking services.
Charges means in relation to the Existing Services and Evolved Services those undiscounted demand assigned charges as set out in Annex G of the LESO Agreement and in respect of Regional BGAN Services those undiscounted charges as set out in the Regional BGAN wholesale price tariffs, and with respect to other Inmarsat Services, as stated in the applicable Distribution Agreement. For the avoidance of doubt, Charges do not include any volume discount schemes or other such price discount schemes.
Demand-assigned Revenues means airtime revenues earned by Inmarsat in respect of the sale of demand-assigned Inmarsat Services (excluding revenue derived from Leases and Radiodetermination Services).
Distribution Agreement means an agreement entered into between Inmarsat and the Distribution Partner for the distribution of an Inmarsat Service.
DP or Distribution Partner means an entity that has entered into or will enter into this Agreement as well as at least one Distribution Agreement with Inmarsat to distribute an Inmarsat Service.
Effective Date means 30 November 2003.
End User means a person that is the ultimate user of Inmarsat Services and shall include Procurement Agencies acting on behalf of an End User.

Evolved Service means (i) any service other than an Existing Service which is provided at any time during the Extended Term via the Second or Third Generation Satellites, or (ii) any service constituting part of a global service which utilises traffic channels assigned in the Regional Spot Beams or the Global Beams of the Fourth Generation Satellites, or (iii) any service that may operate from the same physical LES hardware as such LES hardware is defined in the LES Technical Criteria and Operating Procedures (as amended from time to time) in effect on the Effective Date. For the avoidance of doubt, Radiodetermination Services and Lease Services are not Evolved Services.
Existing Service means any service listed in the Schedule of Charges in Annex G of the LESO Agreement as of the effective date of that Agreement.
Existing Core Segments means the following segments:
Military/Security (e.g., law enforcement, border control, Coast Guard)
Government international communications (excluding in-country domestic communications)
Broadcast: Media
Oil and Gas: Exploration and Production
Aid and NGOs
Maritime
Fourth Generation Satellites means those Satellites known as the Inmarsat-4 series of Satellites.
Governmental Authorisation means any approval, consent, license, permit, waiver, or other authorisation issued, granted, given, or otherwise made available by or under the authority of any Governmental Body.
Governmental Body means any domestic, foreign, federal, state, local or other governmental authority or regulatory body entitled to exercise any administrative, executive, judicial, legislative, police or regulatory power.
Inmarsat Services means Existing Services, Evolved Services, Lease Services, Regional BGAN Services, BGAN Services and New Services.
Lease Services means the services provided by way of Space Segment leases as set forth in the Lease Services Provider Agreement.
Lease Services Provider means a DP that has entered into a Lease Services Provider Agreement with Inmarsat.
LES or Land Earth Station means the satellite antennas, switching facilities and related equipment located at a fixed location that form an interconnection point between the Satellites and the terrestrial telecommunications networks for the purpose of providing Existing Services or Evolved Services, or using Space Segment capacity pursuant to a lease.

LESO Agreement means the agreement entered into between Inmarsat and a Land Earth Station Operator dated 15 April 1999 and any successor agreement thereto executed between Inmarsat and a LESO.
New Services means any services introduced by Inmarsat following the Effective Date other than Existing Services and Evolved Services, Lease Service, Regional BGAN Services and BGAN Services.
Person means any individual, corporation, partnership, joint venture, trust, unincorporated organization, association, pool, syndicate, sole proprietorship or government or agency or political subdivision thereof or any other form of organization not specifically listed.
Procurement Agencies means entities that purchase Inmarsat Services on behalf of End Users but not for resale at a profit. For purposes of this Agreement, any administrative or handling fee charged by the entity shall not constitute “resale at a profit.”
Radiodetermination Services means services provided via navigation-dedicated satellite transponders on the Third, Fourth or Subsequent Generation Satellites.
Regional BGAN Agreement means an agreement entered into between a DP and Inmarsat for the distribution of Regional BGAN Services.
Regional BGAN Services means services provided pursuant to the Regional BGAN Agreement.
Satellite means an object located beyond the earth’s atmosphere that is used for radiocommunications and, more particularly for the purpose of this Agreement, includes any satellite that is owned, leased and/or operated by Inmarsat now and in the future, including Subsequent Generation Satellites.
Second Generation Satellites means those Satellites known, as of the Effective Date, as Inmarsat-2 F1 to F4.
Selection Criteria means the selection criteria set out in Annex 2 in relation to the BGAN Services and the criteria developed during the term of this Agreement for New Services pursuant to Clause 8.
Service Providers means those Persons under contract with the Distribution Partner (or the DP’s Affiliates who purchase Inmarsat Services from the DP) as of the Effective Date, or who subsequently contract with the Distribution Partner (or the DP’s Affiliates who purchase Inmarsat Services from the DP) during the term of this Agreement, to purchase and resell an Inmarsat Service from the Distribution Partner (or the DP’s Affiliates who purchase Inmarsat Services from the DP) but excluding from this definition each such Person twelve months following the expiration or termination, whichever is sooner, of its contract with the Distribution Partner (or the DP’s Affiliates who purchase Inmarsat Services from the DP) to distribute an Inmarsat Service or, during such twelve month period, an organisation that has been created by the Service Provider for the specific purpose of distributing mobile satellite services after the date of this Agreement and which conducts materially the same mobile satellite services business as previously conducted by the Service Provider.
Space Segment means the Satellites, and all other centralised infrastructure owned, leased, or operated by or on behalf of Inmarsat to support the operation of the Satellites and the Inmarsat Services in all Ocean Regions, and the terrestrial network owned, leased or operated by or on behalf of Inmarsat to support the Fourth Generation Satellites.
Subsequent Generation Satellites means any Satellites procured by Inmarsat following the Effective Date.
Third Generation Satellites means those Satellites known, as of the Effective Date, as Inmarsat-3 F1 to F5.
Total Airtime Revenues means the sum of revenues earned by Inmarsat from Existing Services, Evolved Services, Lease Services, Regional BGAN Services, BGAN Services and Radiodetermination Services.
1.2	Words in the singular include the plural and vice versa where the context requires.

1.3	Headings are for guidance only and do not affect the construction or interpretation of this Agreement.

1.4	In this Agreement, unless the context otherwise requires, references to Clauses, paragraphs and Annexes are to Clauses, paragraphs and Annexes of this Agreement.

1.5	The Annexes form part of this Agreement and any reference to this Agreement includes the Annexes.

1.6	For the avoidance of doubt, the term “LESO” refers to an entity that has executed the LESO Agreement. The terms “Distribution Partner” and “DP” means an entity that has entered into or will enter into this Agreement as well as at least one Distribution Agreement with Inmarsat to distribute an Inmarsat Service. The LESO Agreement constitutes a Distribution Agreement.

2.	Purpose and Entire Agreement

2.1	This Agreement sets out the high level contractual principles (“the Principles”) governing the relationship between Inmarsat and the DP to distribute Inmarsat Services. This Agreement encompassing these Principles will operate in addition to the individual agreements to be entered into in respect of each of the Existing Services, Evolved Services, Lease Services, Regional BGAN Services, BGAN Services and New Services. In the event of conflict or inconsistency between Clauses 1, and 3 through 10 of this Agreement and any provision in a Distribution Agreement entered into between Inmarsat and the DP, this Agreement shall take precedence over distribution agreements signed after the Effective Date.

2.2	Subject to compliance with Clause 2.11 of the LESO Agreement, or a valid amendment of the LESO Agreement, nothing in this Agreement shall prevent Inmarsat from establishing an LES or acquiring an existing LES or becoming the Affiliate of (or having any other direct or indirect ownership interest in) an entity that operates an LES, or, having done so, conducting the normal business of a LESO including, but not limited to, selling Inmarsat Services directly to Service Providers or End Users.

3.	Roles and Responsibilities

3.1	For the avoidance of doubt, and except under specific circumstances identified in a Distribution Agreement, Inmarsat shall act as a wholesaler of Inmarsat Services, and DPs shall perform the role of distributing, marketing and selling Inmarsat Services to Service Providers and End Users.

3.2	Inmarsat shall conduct an orderly marketing approach to the distribution of Inmarsat Services having the purpose of maintaining a coherent and effective development of the marketing and distribution of Inmarsat Services that maximizes the overall market opportunity for Inmarsat and the DPs. Inmarsat has developed distribution criteria to implement an orderly marketing approach.

3.3	The LESOs and other DPs have developed a substantial distribution network for Inmarsat Services. This distribution network shall operate as follows:
(a)	LESOs will operate the LESs in relation to the distribution, marketing and sale of Existing Services and Evolved Services and certain Lease Services.

(b)	DPs will distribute, market and sell certain Lease Services on the Fourth Generation Satellites pursuant to the Leased Services Provider Agreement, as well as Regional BGAN Services, BGAN Services and New Services.

(c)	LESOs and DPs will provide value-added services, billing and customer care for the Inmarsat Services they distribute.

(d)	LESOs and DPs will develop and improve comprehensive and effective distribution channels for Inmarsat Services.
3.4	Inmarsat will work co-operatively with its DPs to identify and develop new Service Providers (“Potential New Channel Partner”) to address market opportunities for Inmarsat Services, as follows.

(a)	If a Potential New Channel Partner desires to distribute or sell Inmarsat Services, but such organization does not qualify as a distributor pursuant to the Selection Criteria and the provisions of the Distribution Agreement for the applicable Inmarsat Service, Inmarsat shall deliver such Potential New Channel Partner to the most appropriate DP(s) in order for such DP(s) to establish such Potential New Channel Partner as a Service Provider. Inmarsat will assist the DP, as requested, to sign the Potential New Channel Partner on as the DP’s Service Provider.

(b)	If a Potential New Channel Partner desires to distribute or sell Inmarsat Services, and such organization does qualify as a distributor pursuant to the Selection Criteria and the provisions of the Distribution Agreement for the applicable Inmarsat Service, Inmarsat, at its discretion, may conclude that in the best commercial interests of Inmarsat, the DPs and the Potential New Channel Partner such Potential New Channel Partner may be best positioned in the distribution chain as a Service Provider. Inmarsat will then, with the consent of the Potential New Channel Partner deliver such Potential New Channel Partner lead to the most appropriate DP(s) in order for the Potential New Channel Partner to become a Service Provider. Any decision by Inmarsat hereunder shall not conflict with the provisions of this Agreement, including but not limited to, Clause 4.5 and Clause 7.
4.	Inmarsat Roles and Responsibilities

4.1	Subject to entering into a Distribution Agreement, Inmarsat will provide access to the Space Segment to the Distribution Partner for the purposes of the provision of Inmarsat Services by Inmarsat as a wholesaler and by the Distribution Partner as a retailer or reseller of Inmarsat Services. For certain Lease Services on the Fourth Generation Satellites (as defined in the Lease Services Provider Agreement), Regional BGAN Services, BGAN Services and New Services, Inmarsat will, in addition to providing the Satellites, also be landing the traffic at an Inmarsat owned terrestrial gateway. For avoidance of doubt, “landing traffic” does not constitute distributing, marketing or selling Inmarsat Services to an End User or any entity that is not a qualified DP.

4.2	Inmarsat will:
(a)	Provide high quality and cost effective Space Segment services with appropriate agreed grade of service or quality of service criteria relating directly to the Space Segment to be specified in the Distribution Agreements;

(b)	Prioritise its distribution relationships with the LESOs and other DPs above all other channel relationships when providing marketing, sales, technical, training and market intelligence support, and transparency to the Distribution Partner; and

(c)	Provide resources to support channel objectives agreed in concert with the LESO/Distribution Partner.
4.3	Inmarsat recognises that the DPs have invested and will invest in the creation of distribution channels and is committed to minimising channel conflict. Accordingly Inmarsat shall distribute Inmarsat Services through the LESOs and DPs who will themselves provide End Users with the nature and level of service End Users require. For the reasons expressed in this clause Inmarsat shall not sell any Inmarsat Service directly to Service Providers.
(a)	The restrictions set out in this clause shall not apply following termination or expiry of this Agreement for whatever reason.

(b)	This clause shall be subject to the DP providing a copy of the contract, duly signed by the Service Provider for purchase of an Inmarsat Service, to Inmarsat within five business days of an Inmarsat request, but the DP shall be permitted to withhold price or other commercially sensitive information.

(c)	This clause (4.3) shall not apply to Existing Services and Evolved Services.
4.4	Inmarsat does not, in general, have the resources to supply Inmarsat Services directly to End Users and depends upon its DPs, who have invested in and developed these capabilities, to serve End Users directly or through their channels. For the reasons expressed in this clause, Inmarsat shall not sell Inmarsat Services directly to any End User. This clause shall not apply to Existing Services nor Evolved Services where Inmarsat is permitted under the LESO Agreement to own and operate a LES nor following the termination or expiry of this Agreement for whatever reason.

4.5	Affiliate of Service Providers. Inmarsat and the DP agree that the following procedures shall apply with respect to the appointment of an Affiliate of a Service Provider as an Inmarsat DP.
(a)	No later than 30 days from the Effective Date, the DP shall provide to Inmarsat a listing of its Service Providers which have purchased more than US$[***] of Inmarsat Services from the DP in the prior calendar year and which has one or more Affiliates that the DP has targeted as a channel lead.
(i)	The DP can from time to time update the list of disclosed Service Providers to reflect changes in the level of business with a Service Provider. As a minimum, the DP will be required to update its list of disclosed Service Providers on an annual basis.

(ii)	The provisions of this Clause 4.5 shall only apply to the extent that a Service Provider has been identified on the DP’s listing.

(b)	Before initiating contact with any Affiliate of a Service Provider identified on the DP’s list referred to at Clause 4.5(a), above, Inmarsat shall contact the DP and agree on a coordinated strategy for establishing such Affiliate as either a Service Provider for the DP or a Distribution Partner for Inmarsat. The parties shall use all reasonable endeavours to conclude this strategic agreement within thirty (30) days.

(c)	If an Affiliate of a Service Provider identified on the DP’s list referred to at Clause 4.5(a) above contacts Inmarsat with a request or inquiry to distribute Inmarsat Services, Inmarsat shall promptly notify the Affiliate of the business relationship already in place between the Service Provider and the DP(s) and obtain consent, if necessary, from the Affiliate to notify the DP(s) of such Affiliate’s expression of inquiry and/or interest.
(i)	Inmarsat shall contact each relevant DP and agree on a coordinated strategy for establishing such Affiliate as either a Service Provider for the DP or a Distribution Partner for Inmarsat. The parties shall use all reasonable endeavours to conclude this strategic agreement within thirty (30) days.
(d)	In each instance that Inmarsat and the DP conclude that the Affiliate shall be a Service Provider for the DP, Inmarsat shall assist the DP as requested to sign such Affiliate on as a Service Provider.
4.6	Inmarsat reserves the right to revise the Selection Criteria in connection with the distribution of New Services. All such revisions shall reflect objective measurement of the elements of complementary, capable and committed criteria recognizing that each New Service may have differing market and distribution characteristics. The Selection Criteria shall not apply to the LESO Agreement.

4.7.	Although it is the responsibility of the DP to provide commercial value-added services to the End-Users, the parties recognize that, with respect to BGAN Services, such services are dependent upon the provision by Inmarsat of certain network capabilities. Inmarsat’s network value add services will be sold through DPs. Inmarsat’s role and responsibilities with respect to BGAN Services shall be as follows:
(a)	Public Switched Network and Internet Interconnection. Inmarsat shall establish interconnects with the Public Switched Networks and Internet for the purposes of circuit switched and IP traffic routing. Additionally, DPs shall have the right to interconnect with the Inmarsat Core Network for purposes of routing IP traffic between the DP’s network infrastructure and the Inmarsat network. Inmarsat shall not interconnect with End-User network infrastructure without the agreement of the associated DP.

(b)	IP Traffic Routing: Inmarsat shall route traffic from a DP’s mobile terminals either directly to the Internet via Inmarsat’s own interconnections or to the DP’s network facilities (provided an interconnection has been established)as instructed by the DP or End- User network infrastructure subject to the agreement of the associated DP. Circuit Switched Traffic Routing: Inmarsat shall route traffic from a DP’s mobile terminals directly to the Public Switched Networks via Inmarsat’s own interconnection.

(c)	Inmarsat Network Value-Added Services. To the extent that Inmarsat develops network value added services, it shall make them available to all DPs. Inmarsat shall only offer Core Network based value-adds, e.g. system based voice-mail, Qos routing. Inmarsat shall not develop or otherwise offer application or content services e.g. e-mail, news portals and calling cards.

(d)	Support for DP Value Added Services. Where possible, Inmarsat shall support the DPs in the development of value-added services by making available the necessary interfaces to the Core Network and Operational Support Systems to support such services. Where these arrangements are provided the full cost will be recovered from those DPs that benefit from such arrangements.

(e)	Access to Control Interfaces. To the extent that the Inmarsat Core Network and Operational Support Systems provide interfaces necessary for the provisioning, management and control of the service provided to the End User (including value added services), these interfaces shall be accessible only by Inmarsat and the DPs or by mutually acceptable third parties as governed by service agreements between Inmarsat and the DP.
4.8	Neither Inmarsat nor any Affiliate of Inmarsat shall offer for delivery and sale to any Reseller (as that term is defined in the LESO Agreement) any Lease Services based upon Existing Services and Evolved Services unless, until and to the extent permitted by Clauses 2.9 - 2.12 of the LESO Agreement, Inmarsat or an Affiliate has established an LES or has acquired an existing LES or is operating an LES.

5.	Distribution Partner Roles and Responsibilities

5.1	For BGAN Services and for New Services, Inmarsat will require each DP to conform with key performance indicators. Illustrative indicators are set out in Annex 1. The exact list of indicators, quantitative measures, conditions establishing breach, Inmarsat performance and related issues will be negotiated in the context of each Distribution Agreement, and will be applied to all DPs uniformly.

6.	Inmarsat and Distribution Partner Co-operation
Inmarsat and the Distribution Partner will:
(a)	Participate cooperatively in annual joint forecasting, planning and market development activities. Inmarsat may use channel management tools such as marketing programs (e.g., Connect Program) and pricing plans (e.g., volume discounts, take-or-pay agreements) to promote such joint activities.

(b)	Review and develop new channel campaigns on a regular basis.
7.	BGAN Services Distribution Selection

7.1	Inmarsat shall use the Selection Criteria set forth at Annex 2 in a consistent fashion to evaluate candidates for DP selection and their eligibility to distribute BGAN Services.

7.2	Inmarsat shall share its market size/segmentation and other data regarding BGAN Services by the target date of 31 December 2003 with all prospective DPs that meet the Selection Criteria at that date. This data will include indicative pricing and all other relevant data necessary for the preparation of the business plan specified at Clause 7.5.

7.3	If the DP receives the BGAN Services market and other data as specified at Clause 7.2 from Inmarsat by 31 December 2003, then the DP commits to developing with Inmarsat, BGAN Services business plans by 30 April 2004.

7.4	The minimum requirements for DP BGAN Services business plans in Clause 7.5 shall apply to initial business plans for distribution mapping by 30 April 2004, and to future prospective DP BGAN Services business plans.

7.5	All DPs shall deliver to Inmarsat a detailed business plan in relation to BGAN Services they wish to distribute. The content of the business plan shall include:
(a)	Detailed financial information, including sales forecasts represented in terminal or SIM sales, traffic generated (e.g. by Mbyte or minutes), and corresponding revenue projections for a period of 3 years.

(b)	The resources that will be committed by the DP including, amongst others:
•	full-time staff and the mix of staff between sales, marketing, billing

•	service and market development budgets; and

•	capital expenditure for related investments.
(c)	The sales management/sales pipeline process that the DP intends to deploy to justify the level of sales targets proposed, including channel management strategy and capabilities.

(d)	The market segments and geography (by country) that a DP intends to pursue including their associated financial forecasts. For large countries this should also show a breakdown by province or region.

(e)	The value proposition that the DP intends to use with each segment of the market and how this will be more attractive than alternative service and product offerings.

(f)	Tangible supplementary evidence in the form of any internal or external market intelligence that supports the targets set out in the business plan.

(g)	The timetable for BGAN Service Launch including service and market development activities, initial marketing campaign and proposed roll-out schedule.
7.6	For the Existing Core Segments, Inmarsat will require a BGAN Services business plan from those DPs appointed as of 31 December 2003 and review such business plans for sales forecasts and for specific commitments of staff, marketing and capital resources, as outlined in Clause 7.5 above.
(a)	If Inmarsat identifies specific opportunities for additional BGAN Services distribution in any or all of the Existing Core Segments beyond those covered in such DP business plans, (“Core Segment Coverage Gap”), then Inmarsat will provide details of the Core Segment Coverage Gap to the DPs whose business plan covers the relevant Existing Core Segment. The DPs receiving such information shall, within 60 days of dispatch by Inmarsat, provide an updated plan to address the Core Segment Coverage Gap. Inmarsat and such DPs shall, within 30 days of receipt of the updated plan, use all reasonable endeavours to agree the level of resources and performance milestones necessary to address the Core Segment Coverage Gap.

(b)	If Inmarsat agrees that such DPs’ updated plans, individually or collectively, adequately address the Core Segment Coverage Gap, it will not appoint additional distributors targeting the Core Segment Coverage Gap for the Initial Marketing Period (as defined below). This provision is subject to:
•	the implementation of the updated plans;

•	the continuing maintenance of, as applicable, the individual or collective agreed resource commitments; and,

•	the individual or collective performance milestones being met and adequately addressing the Core Segment Coverage Gap during the Initial Marketing Period.
(c)	If Inmarsat reasonably concludes that such DPs’ updated plans collectively, are not likely to adequately address the Core Segment Coverage Gap, then Inmarsat may appoint additional BGAN Services distributors that meet the Selection Criteria, targeted at filling that Core Segment Coverage Gap.

7.7	distributors that meet the Selection Criteria, targeted at filling that Core Segment Coverage Gap. For all Existing Core Segments except the Maritime Segment, the Initial Marketing Period means the period of two years from the BGAN Services commercial launch. For the Maritime Segment, the Initial Marketing Period shall be BGAN maritime commercial service launch plus two years provided this occurs during the Term of this Agreement.

7.8	For the avoidance of doubt, BGAN Services DPs, such as terrestrial mobile operators and system integrators, appointed by Inmarsat to serve broad horizontal markets, shall be authorized to serve Existing Core Segments, and therefore are not subject to the procedures and restrictions set out above.

7.9	If, after one year following commercial launch of BGAN Services, the distribution of BGAN Services to any Existing Core Segment is reduced such that there are less than 2 DPs serving the Existing Core Segment due solely to horizontal consolidation, then the above procedure falls away and Inmarsat may appoint new DPs in accordance with this Agreement to service the affected Existing Core Segment.

7.10	Following submission of the baseline or revised business plans, Inmarsat agrees to update DPs with revised market data and business plans on at least an annual basis and may do so more frequently, and DPs agree to provide Inmarsat with updates on their distribution and market development and general progress of their business plans on at least an annual basis. These updates will provide a basis for Inmarsat to:
(a)	provide generic updates to DPs on overall market trends, developments and research information at a minimum on an annual basis; and

(b)	assess performance against the DP’s plan and resulting or emerging market gaps, allowing Inmarsat to continue to develop its distribution on an ongoing basis and provide all DPs an overview of the market development.
7.11	For the avoidance of doubt, Inmarsat shall use the selection criteria set forth in the Lease Services Provider Agreement in a consistent fashion to evaluate candidates for Lease Service Provider selection to distribute BGAN Service leases and appoint Lease Service Providers in a fashion consistent with overall distribution strategy as outlined in this Agreement, provided however, the parties agree that the specific details of Clauses 7.1 through 7.10 shall not be applied to BGAN Service leases. In addition, with respect to BGAN Service leases, Inmarsat, with respect to Clause 4.7, shall apply only the provisions of sub Clauses 4.7 (c) and (d) (taking into account any military or security considerations), and to the extent appropriate to BGAN Service leases, the provisions of Clause 5.1.

8. New Services
The terms for distribution of New Services generally will follow the Principles set forth in this Agreement, and specifically will be subject to the provisions of Clause 4.6, Clause 7.5 and Clause 10. The Parties acknowledge and agree that specific terms and conditions relating to a New Service may vary at a detail level but that Inmarsat shall not vary application of the Principles stated herein.
9. Charges
9.1
(a)	The Charges for Existing Services and Evolved Services for the period from 1 April 2004 to 31 December 2006 will be as set out in Annex G of the LESO Agreement effective April 1, 2004. During this period, the Charges for the Existing and Evolved Services will not be increased, above the level of such Charges as at the Effective Date, unless an increase of a Charge in relation to a service is part of a revenue-neutral rebalancing of fixed and variable elements in relation to that service.

(b)	The Charges for Regional BGAN Services from the Effective Date will be as set out in the Regional BGAN Agreement in respect of Regional BGAN Services. The Charges for the Regional BGAN Services will not be increased, above the level of such Charges as at the Effective Date, unless an increase of a Charge in relation to a service is part of a revenue-neutral rebalancing of fixed and variable elements in relation to that service.

(c)	Charges for BGAN Services will be provided to DPs during 2004, prior to the commercial service launch date currently scheduled for Q2 2005.

(d)	Inmarsat will publish its schedule of Charges for each calendar year during the last quarter of the preceding year and in any event no later than November 30th of such preceding year.

(e)	Inmarsat may upon giving DPs no less than 1 month notice offer additional alternatively structured pricing packages, provided that the original Charges continue to be made available.

(f)	A worked example setting out pricing arrangements using 2005 as a sample year is attached hereto as Annex 5.

(g)	For the avoidance of doubt, when the new pricing and incentive schemes in this Clause 9 become effective, such new pricing and incentive schemes shall replace all other preceding pricing and incentive schemes under the LESO Agreement with respect to Existing Services and Evolved Services and under the Regional BGAN Services Agreement with respect to Regional BGAN Services.

(h)	Inmarsat may further improve the VDS and/or provide other price incentives in response to market dynamics. These improvements may include RUC reductions, additional volume discount levels and other appropriate pricing initiatives.

(i)	Charges and volume discount schemes for Lease Services will be dealt with separately under the Lease Services Provider Agreement.

9.2	Volume Discount Schemes (VDS)
(a)	Except for 2004, VDS will operate over a calendar year period, commencing on 1 January of each year.

(b)	For Existing Services and Evolved Services, the period from [***] to [***] remains subject to the provisions of the LESO Agreement governing for the Initial Term. For the remaining [***] the VDS revenue thresholds for Existing Services and Evolved Services are shown in Annex 3.

(c)	The VDS arrangements for [***] commencing [***] are set out in Annex 3. The VDS arrangements for [***] are set out in Annex 4.

(d)	For the period commencing [***] VDS are available to DPs as set out in Annex 3. Durning [***] details of Charges for BGAN Services, including its applicable VDS, will be made available, consistent with the commercial launch of the service currently scheduled for [***]

(e)	It is agreed that the Annex 3 VDS for Land high-speed data (GAN and Land B HSD) services and the VDS for Regional BGAN high speed data services will be replaced by a new composite VDS that will incorporate the Annex 4 VDS’ for Land high-speed data (GAN and Land B HSD), the Annex 4 Regional-BGAN high-speed data services, and BGAN high-speed data services prior to the commercial launch of BGAN Services.

(f)	An initial proposal regarding [***] Charges will be provided to all [***] by the end of [***] consistent with [***] currently scheduled for [***] All DPs will be invited to provide comments and following an assessment of those comments, Inmarsat will provide final details no later than the end of

(g)	The combined VDS will be based on achieving a reasonable balance of the following principles:
(i)	increase volume discounts for revenue growth;

(ii)	provide appropriate incentives to grow each service within the VDS consistent with maximising overall revenues from those services;

(iii)	the total discounts that all DPs (taken together) would realize in [***] from selling the same volumes of GAN, Land B-HSD and Regional BGAN Services they sold from [***] to [***] on an annualised basis, would be [***] the total discounts that all DPs (taken together) received in [***] (on an annualised basis) from selling those volumes of GAN, Land B-HSD and Regional BGAN Services;

(iv)	the total discounts that all DPs (taken together) would realize in [***] for selling the same volumes they sold of GAN and Land B-HSD from [***] to [***] on an annualised basis would be approximately the same as the total discounts that all DPs (taken together) realized in [***] (on an annualised basis) for selling those volumes of GAN and Land B-HSD;

(v)	DPs selling the same amount of GAN and Land B-HSD in [***] as they sold in [***] (on an annualised basis) would be in approximately [***] discount level as they were in [***]

(vi)	Revenue neutrality to Inmarsat such that the total value of the volume discounts given to all DPs (taken together) in [***] from selling the same volumes of GAN, Land B-HSD and Regional BGAN Services they sold from [***] to [***] on an annualised basis, would be approximately [***] total value of the discounts that all DPs (taken together) received in [***] (on an annualised basis) from selling those volumes of GAN, Land B-HSD and Regional BGAN Services; and

(vii)	To the extent possible providing a measure of continuity of discount structure provided to the LESOs and DPs.
(h)	For DPs offering Regional BGAN Services, the existing Regional BGAN VDS will remain available to them as an alternative to the combined Land HSD VDS. A DP that remains in the Regional BGAN VDS will have an annual option to join the combined Land HSD VDS. Once the DP elects to join the combined the Land HSD VOS, the DP may not return to the Regional BGAN VDS.

(i)	When the BGAN Services are incorporated into the combined Land HSD VDS, the percentage discount structure from the previous level for the BGAN Services as set out below will apply as a minimum:

US$		%
Level 1	[***}	%
Level 2	[***]	%
Level 3	[***]	%
Level 4	[***]	%
Level 5	[***]	%
Level 6	[***]	%
Level 7	[***]	%
Level 8	[***]	%
9.3 Minimum Incentive Pool (MIP)
(a)	The VDS arrangements are designed to provide DPs with the opportunity to avail themselves of increasing amounts of discounts based on revenue growth. Irrespective of the performance of all DPs against the VDS, Inmarsat will provide a MIP for each of the years 2004, 2005 and 2006. For the avoidance of doubt, the MIP is not additional to and is reduced by the total discounts received by all DPs under VDS. This incentive pool shall be defined as a percentage of Inmarsat annual Demand-assigned Revenues and shall be made available principally through the VDS.

(b)	The MIP percentage for each year is as follows:
•	2004 — 6.0% of 2003 demand assigned revenues

•	2005 — 6.5% of 2004 demand assigned revenues

•	2006 — 7.0% of 2005 demand assigned revenues
(c)	The available MIP in 2004 will be reduced on a pro rata basis to reflect the April 1 2004 commencement.

(d)	The calculation of the actual value of the total discounts received by all DPs in relation to the VDS earned in a year is based on a comparison of the monetary value of (a) Inmarsat’s applicable traffic for the year in question at base Charges with (b) the monetary value actually charged for that same traffic.

(e)	Where, at the end of either 2004, 2005 or 2006, the revenue performance for that year has resulted in total discounts received by all DPs from the VDS being less than the monetary value of the MIP for that year, then the monetary value of such a shortfall will be added to the value of the MIP of the following year and allocated in accordance with 9.3 (f) below. For the avoidance of doubt, there will not be a balancing exercise where the value of discounts earned from the VDS in any year exceed the monetary value of the MIP for that year.

(f)	Any shortfall in a year (including, if applicable a shortfall from 2006 carried forward to 2007) will be allocated by Inmarsat in the next year in a variety of forms, including price promotions, price reductions and price incentives.
9.4	Additional Growth Incentive (AGI)
(a)	The AGI for any year where such an incentive is provided by Inmarsat will include the following details:
•	An annual (calendar year) revenue target for Inmarsat’s Total Airtime Revenues for that year; and

•	Defined increments of revenue performance in excess of the revenue target for that year and details of how revenues in excess of the revenue target for that year are shared with DPs, together referred to as the ‘excess revenue sharing plan’.
(b)	The total AGI payable in respect of a year will be based on Inmarsat’s Total Airtime Revenues as accounted for and reported in Inmarsat’s accounts and as audited by its external auditors, before taking account of AGI. The allocation of the AGI amongst DPs will be in proportion to each DP’s contribution to Inmarsat’s Total Airtime Revenues.

(c)	The AGI payable will be determined within 30 days of receipt of final audited accounts. The AGI payable will be allocated within a further 15 days, at the choice of the DP, to DPs in the form of cash payments or credits to each DP’s account for airtime with Inmarsat.

(d)	The revenue target and excess revenue sharing plan for the purpose of the 2005 AGI are as follows:

Revenue Target	US$[***]
Excess Revenue Sharing Formula

Excess (relative to Revenue Target)
From	To	DP share per increment
[***]%	[***]%	[***]%
[***]%+	[***]%	[***]%
[***]%+	[***]%	[***]%
[***]%+	[***]%	[***]%
[***]%+		[***]%
(e)	The revenue target and excess revenue sharing plan for the purpose of the 2006 AGI are as follows:

Revenue Target	US$
Excess Revenue Sharing Formula

Excess (relative to Revenue Target)
From	To	DP share per increment
[***]%	[***]%	[***]%
[***]%+	[***]%	[***]%
[***]%+		[***]%
(f)	Inmarsat and the DPs will provide reasonable cooperation to each other on dealing with the AGI for accounting purposes, consistent with generally accepted accounting principles taking due account of any other legal or regulatory requirements.
9.5	Process for establishing pricing of services in 2007 and 2008
(a)	For 2007 pricing details, Inmarsat would no later than Q3 2004, provide all DPs with an initial proposal. All DPs will be invited to provide comments and following an assessment of those comments, Inmarsat will provide final details no later than the end of Q4 2004. Inmarsat will not introduce any major departures from the base pricing structure for 2004 to 2006 when establishing 2007 pricing details, provided, however, Inmarsat may introduce incremental changes such as, but not limited to, new services and additional volume discount levels.

(b)	For 2008 pricing details, Inmarsat would no later than Q3 2005, provide all DPs with an initial proposal. All DPs will be invited to provide comments and following an assessment of those comments, Inmarsat will provide final details no later than the end of Q4 2005. Inmarsat will not introduce any major departures from the base pricing structure for 2004 to 2007 when establishing 2008 pricing details, provided, however, Inmarsat may introduce incremental changes such as, but not limited to, new services and additional volume discount levels.

(c)	Pricing details shall include the following:
•	Charges;

•	VDS;

•	MIP;

•	AGI; and

•	Details of other enduring elements that are provided by Inmarsat in the intervening period.
(d)	Where having conducted the above process for each of 2007 and 2008 during 2004 and 2005 respectively, the majority of DPs (weighted by Total Airtime Revenues in the respective prior calendar year) do not accept Inmarsat final pricing details, then the following shall apply as a fall-back position for all DPs for 2007 and 2008:

(i) Retention of the immediately prior year’s pricing details in respect of:
•	Charges;

•	VDS;

•	MIP; and

•	Details of other enduring elements that are provided by Inmarsat in the intervening period.
(ii) For the AGI, retention of the immediately prior year’s excess revenue sharing plan and a revenue target based on the most recent Inmarsat Board-approved target for Total Airtime Revenues for 2007 or 2008 (as applicable), available at the time that this fall-back position is invoked, less [***]%.
10.	Affiliates

10.1	Inmarsat shall not distribute BGAN Services or New Services either directly or through an Affiliate to End Users within 24 months of the commercial launch of the BGAN Service or any New Service launched during the term of this Agreement, as applicable, and after such period shall only do so in the following circumstances:
(a)	Following consideration of the DP business plans submitted to Inmarsat per Clause 7.5 in relation to BGAN Services and as agreed in relation to New Services, Inmarsat may identify specific unaddressed market opportunities in respect of BGAN Services or New Services.

(b)	Inmarsat will formally communicate the outline of each such market opportunity to all DPs in writing.

(c)	Inmarsat will attempt to address the specific market opportunity either through collaboration with existing DPs, or in relation to BGAN Services through the appointment of new DPs, (in line with procedures set out in Clause 7).

(d)	Should Inmarsat fail to receive DP business cases within a period of 6 months from identification of the market opportunity, that reasonably address the specific market opportunity, and should Inmarsat be able to evidence that it has, in good faith, attempted, but failed, to recruit new DPs who might provide acceptable business cases to address the identified specific market opportunity, then Inmarsat will advise this outcome to existing DPs.

(e)	Where alternative DP business case(s) are proposed that in the opinion of the DP and Inmarsat can reasonably collectively address at least 50% of the specific market opportunity, then Inmarsat will collaborate in good faith with the DP(s) for a minimum of 9 months, to realize the identified market opportunity. Subsequent to this period, so long as the DP(s) meets the business plan milestones for resource application and for revenue and terminal commissioning realization, then Inmarsat will not establish an Affiliate to address the specific market opportunity.

(f)	If following the 6 month period identified in Clause10.1 (d), no qualifying DP business cases are forthcoming, then Inmarsat may establish an Affiliate to address the identified specific market opportunity.
10.2	The Affiliate for the Inmarsat Service (“the Subsidiary”) established pursuant to Clause 10.1 may only distribute the service to the target market for the specified purpose of addressing the specific market opportunity.

10.3	The Subsidiary shall operate subject to the following conditions:
(a)	It shall be a structurally separate subsidiary.

(b)	Inmarsat shall apply no more favourable terms in relation to the Charges relating to the Inmarsat Service and the provision of services to such Subsidiary than it does to any other DP and the Subsidiary shall sign a Distribution Agreement.

(c)	Inmarsat shall procure that any relevant information, in any form whatsoever, including verbal information that is conveyed by it, its directors, officers, employees or agents to its Subsidiary, or the Subsidiary’s directors, officers, employees or agents shall be contemporaneously made available to the DPs. For the purposes of this Clause, “relevant information” means any information that relates to the provision of the Inmarsat Service generally, save for any financial or other confidential information relevant solely to the Subsidiary.

(d)	Inmarsat shall not share employees engaged in sales, marketing, customer interface, customer care or billing functions with the Subsidiary.

(e)	Inmarsat and the Subsidiary shall use accounting separation procedures for tracking revenues and costs.

(f)	Inmarsat shall utilise password protected databases for distributor provided information that is not accessible by the Subsidiary.
10.4	Inmarsat shall review with the DPs the progress of the Subsidiary in addressing the specific market opportunity.

10.5	Inmarsat shall not distribute Existing Services and Evolved Services to End Users either directly or through an Affiliate, except pursuant to the terms in the LESO Agreement.

10.6	Inmarsat shall not distribute Regional BGAN services to End-Users either directly or through an Affiliate, except pursuant to the terms in the Regional BGAN Agreement.

10.7	Inmarsat shall not distribute Lease Services to End Users either directly or through an Affiliate except pursuant to the terms in the Lease Services Provider Agreement.

11.	Establishment of a Distributor Forum

11.1	This element of the Agreement is intended to provide a forum for discussion for the LESOs and DPs in respect of Inmarsat’s future distribution in the short and medium term.

11.2	LESOs and DPs will, together with Inmarsat, establish a Distributor Forum in which both LESOs and DPs shall be entitled to appoint one member. Inmarsat would actively engage with the Distributor Forum.

11.3	The purpose of this Distributor Forum is:
•	To discuss industry wide issues, including, technology and market trends, new products across relevant industry sectors and regions;

•	To act as a forum for expression and discussion of the views of the LESOs/DPs in relation to the ongoing relationships with Inmarsat;

•	To discuss and consider changes in the regulatory environment for the industry as a whole.

11.4	Inmarsat will contribute 50 per cent of the costs of a secretariat for the Distributor Forum. LESOs/DPs appointing members to the Distributor Forum will bear the balance of the costs of the secretariat and the costs of their own members. The secretariat will be responsible for:-
a.	Calling and arranging meetings;

b.	Managing agenda items;

c.	Keeping numbers and records;

d.	Distribution of notices and minutes to members
11.5	Inmarsat will nominate a specified representative for the purposes of its ongoing relationship with the Distributor Forum.

11.6	The Distributor Forum will meet at least once a year, however special meetings of the Distributor Forum may be called on four weeks written notice by (i) a majority of LESO/DP members or (ii) Inmarsat. The written notice shall set out in reasonable detail the reason a special meeting has been called and the matters to be discussed.

11.7	A chairman of the Distributor Forum will be appointed for a two-year term, and elected by a majority of the LESO/DP members.

11.8	The Distributor Forum represents an additional Inmarsat/Distributor interaction above and beyond those that will continue to take place such as Partner Conferences, Joint Business Planning discussions, training events etc, as well as ongoing refinement of the LESO Agreement (e.g. with respect to rolling 3 year pricing arrangements).

11.9	In addition to the main Distributor Forum, separate regional meetings may be held, as appropriate, to provide an additional forum for the exchange of information and view between Inmarsat and the LESOs and DPs in a particular geographical region where specific industry issues may arise. An individual from Inmarsat would be charged to manage this programme to ensure that the issues of smaller and more regionally based LESOs and DPs are understood by Inmarsat.

11.10	To provide a mechanism for LESOs/DPs to have contact with Inmarsat Board members going forward, an ‘Executive Group’ of the Distributor Forum will also be formed comprising of:

•	a representative from each of the four largest LESOs/DPs by revenue contribution to Inmarsat in the previous 12 months, provided that each have at least 10% of Inmarsat’s annual revenues

•	two representatives, elected by the Distributor Forum, from two LESOs/DPs that are members of the Distributor Forum and whom each contribute no more than 10% of Inmarsat’s annual revenues
The Executive Group will have the right to meet with the Ventures board or the board of its ultimate holding company (excluding any rollover non-executive directors who do not wish to participate in such meetings) up to four times per annum, the actual frequency of the meetings to be determined at the discretion of the Distributor Forum, based on the prevailing business environment. The Executive Group will, where possible, meet at times aligned with the meeting of the wider Distributor Forum.
12.	Confidentiality

12.1	Each party undertakes to keep confidential all information provided by the other party that is identified in writing or orally as confidential or proprietary at the time it is provided (“Confidential Information”) and not use any Confidential Information for any purpose other than performance of the obligations under this Agreement. Such information shall be disclosed to the receiving party’s personnel, only on a ‘need to know’ basis. The receiving party shall promptly return or destroy any and all copies of Confidential Information upon demand.

12.2	Any Confidential Information may be disclosed by the receiving party to:
•	any Governmental Body; or

•	any personnel of the receiving party; or

•	its professional advisers,
to such extent only as is necessary for the purposes contemplated by this Agreement, or as is required by law or regulation (including applicable stock exchange rules) in each case to the receiving party using its best endeavours to ensure that the person in question keeps the same confidential and does not use the same except for the purposes for which the disclosure is made.

12.3	Any Confidential Information may be used by the receiving party for any purpose, or disclosed by the receiving party to any other person, to the extent only that:
(a)	it is on the date of this Agreement, or becomes, public knowledge through no fault of the receiving party (provided that in doing so the receiving party shall not disclose any Confidential Information which is not public knowledge); or

(b)	it can be shown by the receiving party, to the reasonable satisfaction of the other, to have been known to it prior to its being disclosed by the other to the receiving party.
12.4	Except as required under this Agreement or the Distribution Agreements the Distribution Partner shall not be required to disclose to Inmarsat the names or addresses of its End Users. To the extent this information is disclosed, the information shall be treated as “Confidential Information” hereunder.

13.	Publicity

Except as required by law or the requirements of any stock exchange or securities commission, neither party shall release any press or other public announcement concerning the terms of this Agreement without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed.

14.	Term of Agreement

14.1	The initial term of this Agreement shall be a period expiring on 14 April 2009 (“the Term”) unless terminated sooner in accordance with the provisions of this Agreement.

14.2	Within three (3) years of the Effective Date Inmarsat may elect for the renewal provision in Clause 14.4 to enter into force. If Inmarsat does not make this election within three (3) years of the Effective Date, then Clause 14.5 will be in force (and Clause 14.4 will have no force or effect).

14.3	Where Inmarsat does not make any election under Clause 14.2 above, the following will apply:
(a)	any DP obligations under this Agreement or any Distribution Agreement to provide what it reasonably believes is sensitive business information not necessary for Inmarsat to operate the network will have no force or effect save the following:
(i)	pursuant to Clause 4.5, the DP shall be obligated to provide Inmarsat with an updated list of disclosed Service Providers on an annual basis;

(ii)	pursuant to Clause 7.6, the restrictions in relation to the Initial Marketing Period shall be dependant upon the continued provision of such information to Inmarsat required by that clause;

(iii)	pursuant to Clause 10.1(d) and 10.1 (e), the restrictions in relation to Inmarsat operating through an Affiliate shall be dependant upon the provision of the business cases referred to Clauses 10.1(d) and 10.1(e).
(b)	the DP shall not be required to use the Inmarsat brand in any fashion.

14.4	Following expiration of the Term of this Agreement, Clauses 4.3, 4.4, 4.5, and Clause 10 of this Agreement and Clauses 2.7 to 2.14 of the LESO Agreement will continue to have effect for a further period of four (4) years unless Inmarsat has executed renewal agreements permitting such activities with DPs constituting 30% of Total Airtime Revenues in the prior calendar year.

14.5	This Agreement may be renewed upon the expiry of the Term on any terms and conditions as may be mutually agreed between Inmarsat and the DP. In order to facilitate the orderly renewal of this Agreement, the Parties agree to comply with the procedures described in this Clause provided, however, that neither Party shall be under a binding obligation to agree to any renewal of this Agreement and nothing in this Clause shall preclude the Parties from mutually agreeing to any other procedure for the negotiation and execution of such renewal.

14.6	If, not less than eighteen (18) months before the expiry of the Term, the DP gives Inmarsat written notice requesting the renewal of this Agreement, Inmarsat shall, at least fifteen (15) months before such expiry, give the DP written notice stating the terms and conditions upon which Inmarsat is willing to grant a renewal to the Agreement pursuant to this Clause. If Inmarsat is willing to grant a renewal, the Parties shall each use their best efforts to conclude any agreement for renewal at least twelve (12) months before the expiry of the Term. Inmarsat shall offer all qualified DPs renewal on terms and conditions which are no less favourable to the DP than those provided or offered to other DPs or with any Inmarsat Affiliate.

15.	Termination

15.1	Either Party (the “Terminating Party”) may terminate the Agreement where the other Party (the “Defaulting Party”) is in default in the performance of any material term under this Agreement and has failed to cure the default within sixty (60) days from the date of written notice from the Terminating Party.

15.2	The Terminating Party may terminate the Agreement by written notice to the Defaulting Party if:
(a)	an encumbrancer takes possession or a receiver is appointed over any of the property or assets of the Defaulting Party;

(b)	the Defaulting Party makes any voluntary arrangement with its creditors or becomes subject to an administration order within the meaning of the bankruptcy laws of the United Kingdom or an equivalent order under the laws of the jurisdiction in which the DP or Inmarsat (as the case may be) operates; or

(c)	the Defaulting Party goes into liquidation (except for the purposes of an amalgamation, reconstruction or other reorganization and in such manner that the entity resulting from the reorganization effectively agrees to be bound by or to assume the obligations imposed on the Defaulting Party under this Agreement);

(d)	the Defaulting Party ceases or threatens to cease to carry on business.
15.3	Inmarsat may terminate this Agreement where all Distribution Agreements with the DP are terminated for any reason or have expired.

15.4	Upon termination of this Agreement:
(a)	each party shall return to the other or destroy at the other’s request all copies of any Confidential Information to which Clause 12 above (Confidentiality) applies;

(b)	the provisions of Clause 12 (Confidentiality), Clause 13 (Publicity), Clause 17 (Governing Law), Clause 18 (Arbitration) and Clause 19 (Notices) and shall continue in force in accordance with their respective terms after the date of termination.
15.5	Subject as otherwise provided in this Agreement and to any rights or obligations that have accrued prior to termination, neither party shall have any further obligation to the other under this Agreement following termination.

15.6	The rights to terminate this Agreement given by this Clause shall be without prejudice to any other right or remedy of either party in respect of the breach concerned (if any) or any other breach. Nothing in this Clause shall preclude either party from seeking any other legal or equitable remedies in the event that the other party breaches this Agreement.

16.	Nature of Relationship Between the Parties
Nothing in this Agreement shall constitute or be deemed to constitute a partnership, joint venture or agency agreement or create the relationship of employee and employer between Inmarsat and the Distribution Partner.
17.	Governing Law
This Agreement shall be governed by and interpreted according to the laws of England and Wales.
18.	Arbitration

18.1	Any dispute or difference between the parties relating to the rights or obligations of the parties under this Agreement shall be referred to and determined by arbitration in London, in the English language, under the International Arbitration Rules of the London Court of International Arbitration.

18.2	Unless otherwise agreed by the parties, the number of arbitrators shall be three (3) (of whom each party shall select one (1)) and the third to be agreed by the other two (2) arbitrators.

18.3	The terms of Clause 18.1 shall not preclude the making of an application to the courts for injunctive relief.

19.	Notices and Service

19.1	Any notice or other information required or authorised by this Agreement to be given by either party to the other by facsimile transmission to the other party for the attention of the person set out below or to such other address as the addressee may from time to time have notified in writing for the purpose of this Clause.

19.2	Service of any legal proceedings concerning or arising out of this Agreement shall be effected by causing the same to be delivered to the officer of the party named below to be served at its principal place of business (in the case of the Distribution Partner) or its registered office (in the case of Inmarsat), or to such other address as may from time to time be notified in writing by the party concerned.
If to Inmarsat:
Inmarsat Limited
99 City Road
London
EC1Y 1AX
FAO Perry Melton
If to the Distribution Partner:
Director, Contracts
Stratos Wireless, Inc.
6901 Rockledge Drive
Suite 900
Bethesda, MD 20817
+1.301.214.8801 (fax)
20.	Costs
Each party shall bear its own costs of and incidental to the preparation, execution and performance of this Agreement.
21.	Waiver
No relaxation, forbearance, delay, or indulgence by either party in enforcing any of the terms and conditions of this Agreement or the granting of time by either party to the other shall prejudice, affect or restrict the rights and powers of the said party nor shall any waiver by either party of any breach hereof operate as a waiver of or in relation to any subsequent or any continuing breach hereof.
22.	Entire Agreement or Amendments

22.1	This Agreement and the documents referred to herein constitute the entire agreement between the parties in connection with distribution of Inmarsat Services and supersede all prior or contemporaneous correspondence, representations, proposals, negotiations, understandings, or agreements of the parties, whether oral or written and may not be modified except by an instrument in writing signed by the duly authorised representatives of the parties.

22.2	A person who is not a party to the Agreement has no rights under the Contracts (Rights of Third parties) Act 1999 to enforce any term of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from the Act or any right of a party to this Agreement to enforce any term of the Agreement for and on behalf of such third party where applicable.

22.3	The terms and conditions of this Agreement shall not be amended or modified in any manner by the Parties except if such amendment or modification is part of an agreed change to standard terms and conditions applicable to all DPs or as otherwise expressly provided for herein.

22.4	Inmarsat or the DP may at any time propose an amendment to this Agreement, including its Annexes except where express provision is otherwise made for amendment to any provision of this Agreement or to any Annex. Any such proposal shall be promptly circulated by Inmarsat to all DPs. If at least three DPs so request, or if Inmarsat so decides, Inmarsat shall convene a meeting open to all DPs to consider the proposal. DPs shall have sixty (60) days in which to respond to any such proposal for amendment. If the proposed amendment or addition is agreed to in writing by Inmarsat and by DPs responding to the proposal providing between them sixty six and two thirds per cent (66.66%) of Inmarsat Total Airtime Revenues derived from all responding DPs in the twelve (12) months immediately preceding the date of the circulation of the proposal, the amendment shall take effect in this Agreement and all other Commercial Framework Agreements, on a date to be determined by Inmarsat and the DPs which agree to the amendment.

23.	Severability
If any provision of this Agreement is held by any court or other competent authority to be void or unenforceable in whole or part, this Agreement shall continue to be valid as to the other provisions thereof and the remainder of the affected provision.
24.	Counterparts
This Agreement may be executed in more than one counterpart and shall come into force once each party has executed such a counterpart in identical form and exchanged the same with the other party.

25.	Assignment

25.1	Subject to Clause 25.2, neither party shall assign, transfer or charge all or any of its rights and/or obligations under the Agreement without the prior written consent of the other party, and further provided that any such assignment, transfer, or charge shall not relieve the assigning party from liability for the performance of any of its past, present or future obligations (including financial obligations) or duties under the Agreement. Requests for Novation of this Agreement shall be treated on a case by case basis.

25.2	The consent required for assignment under Clause 25.1 shall not be withheld or delayed unreasonably where the assignment or charge is to an Affiliate of the assigning party or an entity that is the result of a merger or reorganization of the assigning party.

26.	Actions by Ventures
Ventures shall not take any action (which shall include a failure to act) that will undermine or otherwise frustrate the ability, or cause the failure, of Inmarsat to perform its obligations under this Agreement.

EXECUTED as an agreement the day and the year first above written
INMARSAT VENTURES plc
Signature:
Name: Michael Storey
Title: CEO and President
INMARSAT LIMITED
Signature:
Name: Michael Butler
Title: Managing Director
STRATOS WIRELESS, INC.
Signature:
Name: James J. Parm
Title: CEO and President

ANNEX 1
Illustrative Key Performance Indicators

Key Results Areas	Key Performance Indicators
DP -> Market

Maintain and develop effective and relevant routes to market	• Scale of direct sales activity: number of sales people; number of sales offices; skill/experience profile of staff
• Number of SPs
• Geographic, vertical market & applicational reach of SP network
• SP acquisition and retention
• SP satisfaction and skill level

Proactively market to grow the broader opportunity	Sales lead generation, follow-up & fulfilment activities undertaken
Marketing resources, spend and effectiveness
Number of business development/marketing staff employed dedicated to Inmarsat
VAS development
Event attendance
PR
Advertising
Alignment with Inmarsat activities e.g. passing through promotions to market

Maintain integrity of Inmarsat brand & reputation	Use of the Inmarsat brand consistent with Branding Principles Provision of high quality, tiered customer services to the market

Take responsibility for licenses in all countries where DP conducts business	Number of licensed countries within network Growth in licensed countries

Innovation	USP of value proposition
Range of VASs offered
Growth in VASs in identified areas

Display world-class account management capability	Training capability to DP staff and customers Customer loyalty schemes in place Sales (pipeline) management system
Sales reward & incentive structures
Customer & Partner review processes

Sales forecasting	Accuracy of forecasts
Frequency of updates to sales forecasts

ANNEX 2
Selection Criteria
1.	Objective criteria will be used to assess the suitability of prospective DPs to distribute BGAN Services.

2.	To be appointed as a new BGAN Services DP, the prospective company must, at a minimum, satisfy the following criteria:
•	As a business entity or its parent organisation, where the prospective DP is an operating unit of a larger organization/group, annual revenues in excess of $[***] derived from one or more of the following or similar type services:
•	telecommunication hardware, services and solutions

•	IT hardware, services and solutions

•	mobile connectivity hardware, services and solutions;

•	IP/packet-data hardware, services and solutions.
•	Is able to provide 24/7 1st line Customer Services capability to its customers either directly or through its channel or through contractual arrangements with third parties. Such capability shall be appropriate to the scale of business being provided by the DP and the requirements of the customer base. This capability will not be provided by Inmarsat.

•	Is able to provide a retail billing capability for its customers. This capability shall be provided to its customers either directly or through its channel or through contractual arrangements with third parties. This capability will not be provided by Inmarsat.

•	Must be in the top 10 market leaders for its respective market/segment/geography.

•	Be eligible to trade in a licensed regime, and be capable of acquiring such licenses as are required, where that is applicable to the prospective DP’s target markets. Such licensing shall be obtained and provided directly or through the DP’s channel.

•	Have an end-user base that represents new and/or expanded markets

•	Is able to add value above the base service proposition. Examples include but are not limited to prepaid services, enhanced service propositions, solutions offering a modified or enhanced BGAN Service.

ANNEX 3
1.	Volume Discount Schemes — Q2 to Q4 2004

LEVEL	RUCs (US$ per chargeable unit)

	[***]		[***]	[***]	[***]	[***]	[***]	[***]
	From	To
LEVEL	US$	US$	US$ per chargeable unit	US$ per chargeable unit	US$ per chargeable unit	US$ per chargeable unit	US$ per chargeable unit	US$ per chargeable unit
Level l	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Level 2	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Level 3	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Level 4	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Level 5	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Level 6	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Level 7	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Level 8	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

	[***]		[***]	[***]	[***]
	From	To
LEVEL	US$	US$	US$ per chargeable unit	US$ per chargeable unit	US$ per chargeable unit
Level l	[***]	[***]	[***]	[***]	[***]
Level 2	[***]	[***]	[***]	[***]	[***]
Level 3	[***]	[***]	[***]	[***]	[***]
Level 4	[***]	[***]	[***]	[***]	[***]
Level 5	[***]	[***]	[***]	[***]	[***]
Level 6	[***]	[***]	[***]	[***]	[***]
Level 7	[***]	[***]	[***]	[***]	[***]
Level 8	[***]	[***]	[***]	[***]	[***]
Level 9	[***]	[***]	[***]	[***]	[***]

	[***]		[***]	[***]	[***]
	From	To
LEVEL	US$	US$	US$ per chargeable unit	US$ per chargeable unit	US$ per chargeable unit
Level l	[***]	[***]	[***]	[***]	[***]
Level 2	[***]	[***]	[***]	[***]	[***]
Level 3	[***]	[***]	[***]	[***]	[***]
Level 4	[***]	[***]	[***]	[***]	[***]
Level 5	[***]	[***]	[***]	[***]	[***]
Level 6	[***]	[***]	[***]	[***]	[***]
Level 7	[***]	[***]	[***]	[***]	[***]
Level 8	[***]	[***]	[***]	[***]	[***]

	[***]		[***]	[***]
	From	To	(Standard)	(Usage only)
LEVEL	Mbyte	Mbyte	US$ per chargeable unit	US$ per chargeable unit
Level l	[***]	[***]	[***]	[***]
Level 2	[***]	[***]	[***]	[***]
Level 3	[***]	[***]	[***]	[***]
Level 4	[***]	[***]	[***]	[***]
Level 5	[***]	[***]	[***]	[***]
Level 6	[***]	[***]	[***]	[***]
Level 7	[***]	[***]	[***]	[***]

1	The levels applicable to a DP are determined by the performance of each DP and refer to each DP’s revenue contribution in Charges (in the case of the first three VDS) or each DP’s volume contribution in MB (in the case of the Regional BGAN VDS) to Inmarsat in respect of each VDS during the relevant time period referred to at the top of each VDS table. The DP moves down through these levels throughout the relevant time period based on the cumulative relevant contribution to Inmarsat from the beginning of that time period to the date such calculation is made. The RUCs stated relate to the incremental (and not the total) contribution to Inmarsat of a DP in the relevant level.

2.	For exact details of service definitions, please refer to Annex G, the Regional BGAN Price document, the NQT/SQT policy document, etc, as applicable.

Annex 4
II.	Volume Discount Schemes — 2005 and 2006

LEVELS	RUCs (per chargeable unit)

	[***]		[***]	[***]	[***]	[***]	[***]	[***]
	From	To
LEVEL	US$	US$	US$ per chargeable unit	US$ per chargeable unit	US$ per chargeable unit	US$ per chargeable unit	US$ per chargeable unit	US$ per chargeable unit
Level l	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Level 2	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Level 3	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Level 4	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Level 5	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Level 6	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Level 7	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Level 8	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

	[***]		[***]	[***]	[***]
	From	To
LEVEL	US$	US$	US$ per chargeable unit	US$ per chargeable unit	US$ per chargeable unit
Level l	[***]	[***]	[***]	[***]	[***]
Level 2	[***]	[***]	[***]	[***]	[***]
Level 3	[***]	[***]	[***]	[***]	[***]
Level 4	[***]	[***]	[***]	[***]	[***]
Level 5	[***]	[***]	[***]	[***]	[***]
Level 6	[***]	[***]	[***]	[***]	[***]
Level 7	[***]	[***]	[***]	[***]	[***]
Level 8	[***]	[***]	[***]	[***]	[***]
Level 9	[***]	[***]	[***]	[***]	[***]

	[***]		[***]	[***]	[***]
	From	To
LEVEL	US$	US$	US$ per chargeable unit	US$ per chargeable unit	US$ per chargeable unit
Level l	[***]	[***]	[***]	[***]	[***]
Level 2	[***]	[***]	[***]	[***]	[***]
Level 3	[***]	[***]	[***]	[***]	[***]
Level 4	[***]	[***]	[***]	[***]	[***]
Level 5	[***]	[***]	[***]	[***]	[***]
Level 6	[***]	[***]	[***]	[***]	[***]
Level 7	[***]	[***]	[***]	[***]	[***]
Level 8	[***]	[***]	[***]	[***]	[***]

	[***]		[***]	[***]
	From	To	(Standard)	(Usage only)
LEVEL	Mbyte	Mbyte	US$ per chargeable unit	US$ per chargeable unit
Level l	[***]	[***]	[***]	[***]
Level 2	[***]	[***]	[***]	[***]
Level 3	[***]	[***]	[***]	[***]
Level 4	[***]	[***]	[***]	[***]
Level 5	[***]	[***]	[***]	[***]
Level 6	[***]	[***]	[***]	[***]
Level 7	[***]	[***]	[***]	[***]

1	The levels applicable to a DP are determined by the performance of each DP and refer to each DP’s revenue contribution in Charges (in the case of the first three VDS) or each DP’s volume contribution in MB (in the case of the Regional BGAN VDS) to Inmarsat in respect of each VDS during the relevant time period referred to at the top of each VDS table The DP moves down through these levels throughout the relevant time period based on the cumulative relevant contribution to Inmarsat from the beginning of that time period to the date such calculation is made. The RUCs stated relate to the incremental (and not the total) contribution to Inmarsat of a DP in the relevant level.

2	For exact details of service definitions, please refer to Annex G, the Regional BGAN Price document, the NQT/SQT policy document, etc., as applicable.

Annex 5
Application of a VDS
The following rules apply to the application of all VDS:
The VDS will be based on a calendar year, except for [***] where the applicable period will be from [***] until [***] For Existing Services and Evolved Services there is no carry over traffic from one year to another year. Therefore at the beginning of each year, each eligible LESO/DP starts afresh with regard to the VDS in respect of Existing Services and Evolved Services; For Regional BGAN Services, there is no annual re-setting of the VDS provided the requirements of paragraph 4.4.3 of the Regional BGAN Service Distribution Partner Wholesale Price Tariff document are met.
Each VDS level may be achieved by any combination of units of traffic of any of the services contained in that VDS that are sold by each LESO/DP as applicable. Other specific rules that apply to Existing Services and Evolved Services are contained in Annex G of the LESO Agreement.
Each VDS shall be applied as follows, using the Maritime high-speed data VDS for the period from [***] to [***] as an example:

	[***]		[***]	[***]	[***]
	From	To
LEVEL	US$	US$	US$ per chargeable unit	US$ per chargeable unit	US$ per chargeable unit
Level l	[***]	[***]	[***]	[***]	[***]
Level 2	[***]	[***]	[***]	[***]	[***]
Level 3	[***]	[***]	[***]	[***]	[***]
Level 4	[***]	[***]	[***]	[***]	[***]
Level 5	[***]	[***]	[***]	[***]	[***]
Level 6	[***]	[***]	[***]	[***]	[***]
Level 7	[***]	[***]	[***]	[***]	[***]
Level 8	[***]	[***]	[***]	[***]	[***]
Level 9	[***]	[***]	[***]	[***]	[***]
For the period from [***] the LESO will be charged for traffic arising from the services contained in this VDS as follows:
The LESO will be charged for its initial traffic at the Level 1 Charges for traffic that generates revenues of up to US$[***]
Once the LESO has generated total revenues of US$[***] from any combination of the services within that VDS, then Level 2 discounted Charges will be charged for additional traffic from any combination of the services within that VDS that generates revenues of up to a further US$[***]

Once the LESO has generated total revenues of US$[***] from any combination of the services within that VDS, then Level 3 discounted Charges will be charged for additional traffic from any combination of the services within that VDS that generates revenues of up to a further US$[***]
Movement from one level to the next level will operate in this manner until the LESO has generated total revenues of US$[***] from such services, then Level 9 discounted Charges will be charged for additional traffic from any combination of the services within that VDS that generates further revenues.
As regards the actual calculation of VDS revenues and their presentation on LESO invoices, all traffic in the VDS will be invoiced in accordance with the discount level achieved by the LESO in relation to that VDS on that date. Each LESO will move from one Level to the next Level based on its cumulative revenues for that VDS, for the year or period as applicable, rated at the level as at that date of that invoice. Then as each subsequent Level is achieved, all traffic within the VDS at that Level will be subject to a discount relative to the service for that Level.
The remaining VDSs shall be applied in a similar manner, using the services, revenue per level and charges per level, that are embodied in those VDS as applicable.